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                                                                       Exhibit C


               Consent of Independent Certified Public Accountants



The Board of Directors
The Travelers Insurance Company:


We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/KPMG LLP


Hartford, Connecticut
October 15, 2001